EXHIBIT (a)(6)



                    GUIDELINES FOR CERTIFICATION OF TAXPAYER

                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------------------
                               Give the                                                       Give the
For this type of account       SOCIAL SECURITY             For this type of account           EMPLOYER IDENTIFICATION
                               number of:                                                     number of:
------------------------------------------------------------------------------------------------------------------------------------
1.  An individual's account    The individual              6.  A valid trust, estate, or      Legal entity (Do not furnish the
                                                               pension trust                  identifying number of the
                                                                                              personal representative or trustee
                                                                                              unless the legal entity itself is not
                                                                                              designated in the account title).4

2.  Two or more individuals    The actual owner of the     7.  Corporate account              The corporation
    (joint account)            account or, if combined
                               funds, the first individual
                               on the account1

3.  Custodian account of a     The minor2                  8.  Association, club, religious,  The organization
    minor (Uniform Gift to                                     charitable, educational or
    Minors Act)                                                other tax-exempt
                                                               organization account

4.  a. The usual revocable     The grantor-trustee1        9.  Partnership account            The partnership
       savings trust account
       (grantor is also
       trustee)

    b. So-called trust         The actual owner1           10. A broker or registered         The broker or nominee
       account that is not a                                   nominee
       legal or valid trust
       under State law

5.  Sole proprietorship        The owner3                  11. Account with the Department    The public entity
    account                                                    of Agriculture in the name of
                                                               a public entity (such as a
                                                               State or local government,
                                                               school district or prison) that
                                                               receives agricultural program
                                                               payments
------------------------------------------------------------------------------------------------------------------------------------
1    List first and circle the name of the person whose number you furnish.

2    Circle the minor's name and furnish the minor's social security number.

3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

4 List first and circle the name of the legal trust, estate, or pension trust.

Note: if no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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


How to Obtain a TIN
-------------------
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number), Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
-------------------------------------
Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

o An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o    The United States or any of its agencies or instrumentalities.

o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government or any of its political subdivisions, agencies, or instrumentalities.

o    An international organization or any of its agencies or instrumentalities.

     Other payees that may be exempt from backup withholding include:

o    A corporation.

o    A foreign central bank of issue.

o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o    A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o    A common trust fund operated by a bank under section 584(a).

o    A financial institution.

o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

o    A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o    Payments of patronage dividends not paid in money.

o    Payments made by certain foreign organizations.

o    Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o    Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

o    Mortgage interest paid to you.


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


Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

     Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
---------
(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. --
Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.




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